Snowflake Reports Financial Results for the Third Quarter of Fiscal 2024

•Product revenue of $698.5 million in the third quarter, representing 34% year-over-year growth
•436 customers with trailing 12-month product revenue greater than $1 million
•Net revenue retention rate of 135%
•647 Forbes Global 2000 customers
•Remaining performance obligations of $3.7 billion, representing 23% year-over-year growth

No-Headquarters/BOZEMAN, Mont. - November 29, 2023 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its third quarter of fiscal 2024, ended October 31, 2023.

Revenue for the quarter was $734.2 million, representing 32% year-over-year growth. Product revenue for the quarter was $698.5 million, representing 34% year-over-year growth. The company now has 436 customers with trailing 12-month product revenue greater than $1 million and 647 Forbes Global 2000 customers, representing 52% and 10% year-over-year growth, respectively. Net revenue retention rate was 135% as of October 31, 2023. Remaining performance obligations were $3.7 billion, representing 23% year-over-year growth. Net cash provided by operating activities was $120.9 million, representing 53% year-over-year growth. See the section titled “Key Business Metrics” for definitions of product revenue, customers with trailing 12-month product revenue greater than $1 million, net revenue retention rate, Forbes Global 2000 customers, and remaining performance obligations.

“During Q3, product revenue grew 34% year-over-year to reach $698 million and non-GAAP adjusted free cash flow was $111 million, representing 70% year-over-year growth. These results reflect strong execution in a broadly stabilizing macro environment," said Frank Slootman, Chairman and CEO, Snowflake.

Third Quarter Fiscal 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the third quarter of fiscal 2024:

	Third Quarter Fiscal 2024 GAAP Results		Third Quarter Fiscal 2024 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$698.5	34%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$518.5	74%	$547.1	78%
Operating income (loss)	($260.6)	(35%)	$71.9	10%
Net cash provided by operating activities	$120.9
Free cash flow			$102.3	14%
Adjusted free cash flow			$110.8	15%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the fourth quarter of fiscal 2024:

	Fourth Quarter Fiscal 2024 GAAP Guidance		Fourth Quarter Fiscal 2024 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$716 - $721	29 - 30%

				Margin
Operating income				4%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			360

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our existing stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

The following table summarizes our guidance for the full-year fiscal 2024:

	Full-Year Fiscal 2024 GAAP Guidance		Full-Year Fiscal 2024 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue(2)	$2,650	37%

				Margin
Product gross profit				77%
Operating income				7%
Adjusted free cash flow				27%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(3)			361

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The full-year fiscal 2024 product revenue guidance is based on the higher end of the fourth quarter fiscal 2024 guidance.

(3) The potential impact of future repurchases under our existing stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on November 29, 2023. Investors and participants may attend the call by dialing (833) 470-1428 (Access code: 973189), or if outside the United States, by dialing +1 (929) 526-1599 (Access code: 973189).

The call will also be webcast live on the Snowflake Investor Relations website at https://investors.snowflake.com.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP Product gross profit, Operating income (loss), Net income (loss), Net income (loss) attributable to Snowflake Inc., and Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted. Our non-GAAP product gross profit, operating income (loss), net income (loss), and net income (loss) attributable to Snowflake Inc. measures exclude the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) adjustments attributable to noncontrolling interest, and (v) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Our non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - basic is calculated by dividing non-GAAP net income (loss) attributable to Snowflake Inc. by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the non-GAAP weighted-average number of diluted shares outstanding, giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. Non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - diluted is the same as Non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic as the inclusion of all potential dilutive common stock equivalents would be anti-dilutive. Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We do not include customers that consume our platform only under on-demand arrangements for purposes of determining our customer count. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. The cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Forbes Global 2000 Customers. Our Forbes Global 2000 customer count is a subset of our customer count based on the 2023 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers, and we present our Forbes Global 2000 customer count for historical periods reflecting these adjustments.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

Use of Forward‑Looking Statements

This release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” Words such as “guidance,” “outlook,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance; general market and business conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; our ability to attract and retain customers; the extent to which customers continue to optimize consumption, including by reducing storage through shorter data retention policies; the extent to which customers continue to rationalize budgets and prioritize cash flow management, including through shortened contract durations; our ability to develop new products and services and enhance existing products and services; the growth of successful native applications on the Snowflake Marketplace; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our ability to execute on our business strategy, including our strategy related to the Data Cloud, Snowpark, and Snowflake Marketplace; our ability to increase and predict customer consumption of our platform, particularly in light of the impact of holidays on customer consumption patterns; our ability to compete effectively; and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended July 31, 2023 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended October 31, 2023.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. As a result of these risks, uncertainties, assumptions, and other factors, you should not rely on any forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake’s Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, power data applications, and execute diverse AI/ML and analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 647 of the 2023 Forbes Global 2000 (G2K) as of October 31, 2023, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

Revenue	$734,173	$557,028	$2,031,790	$1,476,647
Cost of revenue	228,948	190,721	656,754	511,883
Gross profit	505,225	366,307	1,375,036	964,764
Operating expenses:
Sales and marketing	355,079	284,477	1,029,925	803,034
Research and development	332,065	211,387	923,473	545,933
General and administrative	78,704	76,462	240,906	218,314
Total operating expenses	765,848	572,326	2,194,304	1,567,281
Operating loss	(260,623)	(206,019)	(819,268)	(602,517)
Interest income	53,491	21,857	146,902	38,308
Other expense, net	(4,170)	(13,271)	(2,646)	(44,672)
Loss before income taxes	(211,302)	(197,433)	(675,012)	(608,881)
Provision for (benefit from) income taxes	3,392	4,009	(6,934)	(18,839)
Net loss	(214,694)	(201,442)	(668,078)	(590,042)
Less: net loss attributable to noncontrolling interest	(443)	(506)	(1,333)	(506)
Net loss attributable to Snowflake Inc.	$(214,251)	$(200,936)	$(666,745)	$(589,536)
Net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.65)	$(0.63)	$(2.04)	$(1.86)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	329,310	320,135	326,964	317,653

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$982,182	$939,902
Short-term investments	2,566,357	3,067,966
Accounts receivable, net	511,034	715,821
Deferred commissions, current	74,574	67,901
Prepaid expenses and other current assets	178,136	193,100
Total current assets	4,312,283	4,984,690
Long-term investments	947,829	1,073,023
Property and equipment, net	216,380	160,823
Operating lease right-of-use assets	254,236	231,266
Goodwill	784,405	657,370
Intangible assets, net	329,767	186,013
Deferred commissions, non-current	150,362	145,286
Other assets	269,117	283,851
Total assets	$7,264,379	$7,722,322
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$75,456	$23,672
Accrued expenses and other current liabilities	318,281	269,069
Operating lease liabilities, current	33,348	27,301
Deferred revenue, current	1,605,587	1,673,475
Total current liabilities	2,032,672	1,993,517
Operating lease liabilities, non-current	253,029	224,357
Deferred revenue, non-current	12,082	11,463
Other liabilities	25,829	24,370
Snowflake Inc. stockholders’ equity	4,929,921	5,456,436
Noncontrolling interest	10,846	12,179
Total liabilities and stockholders’ equity	$7,264,379	$7,722,322

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(214,694)	$(201,442)	$(668,078)	$(590,042)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,470	17,696	84,917	43,809
Non-cash operating lease costs	13,488	12,340	39,141	33,579
Amortization of deferred commissions	18,869	14,554	54,722	41,525
Stock-based compensation, net of amounts capitalized	298,286	229,163	862,517	610,837
Net amortization (accretion) of premiums (discounts) on investments	(16,234)	(545)	(49,226)	12,331
Net unrealized losses (gains) on strategic investments in equity securities	1,790	13,064	(1,105)	45,096
Deferred income tax	(213)	1,387	(13,107)	(25,277)
Other	2,474	(1,396)	14,286	678
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(104,705)	(88,846)	205,138	150,723
Deferred commissions	(25,478)	(23,721)	(66,470)	(63,627)
Prepaid expenses and other assets	4,658	41,346	51,574	13,169
Accounts payable	34,203	4,079	51,672	10,304
Accrued expenses and other liabilities	6,603	17,272	33,709	27,727
Operating lease liabilities	(12,716)	(10,990)	(28,739)	(29,176)
Deferred revenue	82,106	55,316	(67,409)	46,667
Net cash provided by operating activities	120,907	79,277	503,542	328,323
Cash flows from investing activities:
Purchases of property and equipment	(8,746)	(8,505)	(22,014)	(19,766)
Capitalized internal-use software development costs	(9,889)	(5,779)	(27,104)	(17,319)
Cash paid for business combinations, net of cash, cash equivalents, and restricted cash acquired	(14,963)	(174,630)	(279,534)	(352,555)
Purchases of intangible assets	(1,264)	—	(28,744)	(700)
Purchases of investments	(369,365)	(870,910)	(2,095,329)	(2,796,167)
Sales of investments	4,000	14,881	11,266	58,813
Maturities and redemptions of investments	971,087	898,081	2,751,148	2,594,593
Net cash provided by (used in) investing activities	570,860	(146,862)	309,689	(533,101)
Cash flows from financing activities:
Proceeds from exercise of stock options	7,335	7,299	38,854	31,095
Proceeds from issuance of common stock under employee stock purchase plan	24,169	14,837	61,234	40,931
Taxes paid related to net share settlement of equity awards	(91,118)	(51,657)	(273,828)	(135,766)
Repurchases of common stock	(400,038)	—	(591,732)	—
Capital contributions from noncontrolling interest holders	—	13,000	—	13,000
Payments of deferred purchase consideration for business combinations	—	(1,800)	—	(1,800)
Net cash used in financing activities	(459,652)	(18,321)	(765,472)	(52,540)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(5,600)	(2,002)	(4,595)	(9,390)
Net increase (decrease) in cash, cash equivalents, and restricted cash	226,515	(87,908)	43,164	(266,708)
Cash, cash equivalents, and restricted cash—beginning of period	773,380	923,734	956,731	1,102,534
Cash, cash equivalents, and restricted cash—end of period	$999,895	$835,826	$999,895	$835,826

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended October 31,				Nine Months Ended October 31,
	2023		2022		2023		2022
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$698,478	95%	$522,752	94%	$1,928,759	95%	$1,383,454	94%
Professional services and other revenue	35,695	5%	34,276	6%	103,031	5%	93,193	6%
Revenue	$734,173	100%	$557,028	100%	$2,031,790	100%	$1,476,647	100%
Year-over-year growth	32%		67%		38%		77%

Cost of revenue:
GAAP cost of product revenue	$180,000	24%	$145,929	26%	$508,424	25%	$388,946	27%
Less: stock-based compensation-related charges	(19,434)		(15,784)		(57,972)		(44,047)
Less: amortization of acquired intangibles	(9,185)		(1,299)		(21,643)		(2,432)
Non-GAAP cost of product revenue	$151,381	21%	$128,846	23%	$428,809	21%	$342,467	23%

GAAP cost of professional services and other revenue	$48,948	7%	$44,792	8%	$148,330	7%	$122,937	8%
Less: stock-based compensation-related charges	(14,420)		(13,753)		(44,851)		(38,074)
Less: amortization of acquired intangibles	(1,663)		—		(4,771)		—
Non-GAAP cost of professional services and other revenue	$32,865	4%	$31,039	6%	$98,708	5%	$84,863	6%

GAAP cost of revenue	$228,948	31%	$190,721	34%	$656,754	32%	$511,883	35%
Less: stock-based compensation-related charges	(33,854)		(29,537)		(102,823)		(82,121)
Less: amortization of acquired intangibles	(10,848)		(1,299)		(26,414)		(2,432)
Non-GAAP cost of revenue	$184,246	25%	$159,885	29%	$527,517	26%	$427,330	29%

Gross profit (loss):
GAAP product gross profit	$518,478	74%	$376,823	72%	$1,420,335	74%	$994,508	72%
Add: stock-based compensation-related charges	19,434		15,784		57,972		44,047
Add: amortization of acquired intangibles	9,185		1,299		21,643		2,432
Non-GAAP product gross profit	$547,097	78%	$393,906	75%	$1,499,950	78%	$1,040,987	75%

GAAP professional services and other revenue gross loss	$(13,253)	(37%)	$(10,516)	(31%)	$(45,299)	(44%)	$(29,744)	(32%)
Add: stock-based compensation-related charges	14,420		13,753		44,851		38,074
Add: amortization of acquired intangibles	1,663		—		4,771		—
Non-GAAP professional services and other revenue gross profit	$2,830	8%	$3,237	9%	$4,323	4%	$8,330	9%

GAAP gross profit	$505,225	69%	$366,307	66%	$1,375,036	68%	$964,764	65%
Add: stock-based compensation-related charges	33,854		29,537		102,823		82,121
Add: amortization of acquired intangibles	10,848		1,299		26,414		2,432
Non-GAAP gross profit	$549,927	75%	$397,143	71%	$1,504,273	74%	$1,049,317	71%

Gross margin:
GAAP product gross margin	74%		72%		74%		72%
Add: stock-based compensation-related charges as a % of product revenue	3%		3%		3%		3%
Add: amortization of acquired intangibles as a % of product revenue	1%		—%		1%		—%
Non-GAAP product gross margin	78%		75%		78%		75%

GAAP professional services and other revenue gross margin	(37%)		(31%)		(44%)		(32%)
Add: stock-based compensation-related charges as a % of professional services and other revenue	40%		40%		43%		41%
Add: amortization of acquired intangibles as a % of professional services and other revenue	5%		—%		5%		—%
Non-GAAP professional services and other revenue gross margin	8%		9%		4%		9%

GAAP gross margin	69%		66%		68%		65%
Add: stock-based compensation-related charges as a % of revenue	5%		5%		5%		6%
Add: amortization of acquired intangibles as a % of revenue	1%		—%		1%		—%
Non-GAAP gross margin	75%		71%		74%		71%

Operating expenses:
GAAP sales and marketing expense	$355,079	48%	$284,477	51%	$1,029,925	51%	$803,034	54%
Less: stock-based compensation-related charges	(78,411)		(67,415)		(242,858)		(187,212)
Less: amortization of acquired intangibles	(7,575)		(7,553)		(22,435)		(17,654)
Non-GAAP sales and marketing expense	$269,093	37%	$209,509	37%	$764,632	38%	$598,168	41%

GAAP research and development expense	$332,065	45%	$211,387	38%	$923,473	45%	$545,933	37%
Less: stock-based compensation-related charges	(169,526)		(111,431)		(482,412)		(285,054)
Less: amortization of acquired intangibles	(3,624)		(1,785)		(8,702)		(5,310)
Non-GAAP research and development expense	$158,915	21%	$98,171	18%	$432,359	21%	$255,569	17%

GAAP general and administrative expense	$78,704	11%	$76,462	14%	$240,906	12%	$218,314	15%
Less: stock-based compensation-related charges	(25,566)		(26,808)		(81,126)		(78,327)
Less: amortization of acquired intangibles	(451)		(451)		(1,338)		(1,280)
Less: expenses associated with acquisitions and strategic investments	(2,706)		(3,112)		(9,904)		(5,635)
Non-GAAP general and administrative expense	$49,981	7%	$46,091	8%	$148,538	7%	$133,072	9%

GAAP total operating expense	$765,848	104%	$572,326	103%	$2,194,304	108%	$1,567,281	106%
Less: stock-based compensation-related charges	(273,503)		(205,654)		(806,396)		(550,593)
Less: amortization of acquired intangibles	(11,650)		(9,789)		(32,475)		(24,244)
Less: expenses associated with acquisitions and strategic investments	(2,706)		(3,112)		(9,904)		(5,635)
Non-GAAP total operating expense	$477,989	65%	$353,771	63%	$1,345,529	66%	$986,809	67%

Operating income (loss):
GAAP operating loss	$(260,623)	(35%)	$(206,019)	(37%)	$(819,268)	(40%)	$(602,517)	(41%)
Add: stock-based compensation-related charges(1)	307,357		235,191		909,219		632,714
Add: amortization of acquired intangibles	22,498		11,088		58,889		26,676
Add: expenses associated with acquisitions and strategic investments	2,706		3,112		9,904		5,635
Non-GAAP operating income	$71,938	10%	$43,372	8%	$158,744	8%	$62,508	4%

Operating margin:
GAAP operating margin	(35%)		(37%)		(40%)		(41%)
Add: stock-based compensation-related charges as a % of revenue	42%		42%		45%		43%
Add: amortization of acquired intangibles as a % of revenue	3%		2%		3%		2%
Add: expenses associated with acquisitions and strategic investments as a % of revenue	—%		1%		—%		—%
Non-GAAP operating margin	10%		8%		8%		4%

Net income (loss):
GAAP net loss	$(214,694)	(29%)	$(201,442)	(36%)	$(668,078)	(33%)	$(590,042)	(40%)
Add: stock-based compensation-related charges(1)	307,357		235,191		909,219		632,714
Add: amortization of acquired intangibles	22,498		11,088		58,889		26,676
Add: expenses associated with acquisitions and strategic investments	2,706		3,112		9,904		5,635
Income tax expenses effect related to the above adjustments	(28,136)		(9,501)		(85,714)		(33,437)
Non-GAAP net income	$89,731	12%	$38,448	7%	$224,220	11%	$41,546	3%

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(214,251)	(29%)	$(200,936)	(36%)	$(666,745)	(33%)	$(589,536)	(40%)
Add: stock-based compensation-related charges(1)	307,357		235,191		909,219		632,714
Add: amortization of acquired intangibles	22,498		11,088		58,889		26,676
Add: expenses associated with acquisitions and strategic investments	2,706		3,112		9,904		5,635
Income tax expenses effect related to the above adjustments	(28,136)		(9,501)		(85,714)		(33,437)
Adjustments attributable to noncontrolling interest, net of tax	(64)		(375)		(174)		(375)
Non-GAAP net income attributable to Snowflake Inc.	$90,110	12%	$38,579	7%	$225,379	11%	$41,677	3%

Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.65)		$(0.63)		$(2.04)		$(1.86)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	329,310		320,135		326,964		317,653

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	$0.27		$0.12		$0.69		$0.13
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	329,310		320,135		326,964		317,653

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted	$0.25		$0.11		$0.62		$0.12
Non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted(2)	361,667		359,850		361,488		359,010

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$120,907	16%	$79,277	14%	$503,542	25%	$328,323	22%
Less: purchases of property and equipment	(8,746)		(8,505)		(22,014)		(19,766)
Less: capitalized internal-use software development costs	(9,889)		(5,779)		(27,104)		(17,319)
Non-GAAP free cash flow	102,272	14%	64,993	12%	454,424	22%	291,238	20%
Add: net cash paid on payroll tax-related items on employee stock transactions(3)	8,541		52		31,464		13,893
Non-GAAP adjusted free cash flow	$110,813	15%	$65,045	12%	$485,888	24%	$305,131	21%
Non-GAAP free cash flow margin	14%		12%		22%		20%
Non-GAAP adjusted free cash flow margin	15%		12%		24%		21%

(1) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $6.2 million and $34.5 million for the three and nine months ended October 31, 2023, respectively, and $4.6 million and $18.7 million for the three and nine months ended October 31, 2022, respectively.

(2) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted included the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. These potentially dilutive securities were excluded from the weighted-average shares used in computing non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - diluted when we were in a non-GAAP net loss position.

(3) The amounts for the three and nine months ended October 31, 2023 do not include employee payroll taxes of $91.1 million and $273.8 million, respectively, and the amounts for the three and nine months ended October 31, 2022 do not include employee payroll taxes of $51.7 million and $135.8 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities.